==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549-1004

                           ________________________

                                   FORM 8-K

                           ________________________

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported)  January 10, 2001

                             GLOBAL CROSSING LTD.
               -------------------------------------------------
               (Exact Name of Registrant as specified in Charter)


       Bermuda                         001-16201               98-0189783
       -------                         ---------               ----------

 (State or Other Jurisdiction of      (Commission            (I.R.S. Employer
         Incorporation)               File Number)          Identification No.)



                         GLOBAL CROSSING HOLDINGS LTD.
               -------------------------------------------------
               (Exact Name of Registrant as specified in Charter)



       Bermuda                         001-61457               98-0186828
       -------                         ---------               ----------

 (State or Other Jurisdiction of      (Commission            (I.R.S. Employer
         Incorporation)               File Number)          Identification No.)



              Wessex House, 45 Reid Street, Hamilton HM12 Bermuda
       -----------------------------------------------------------------
      (Address of Principal Executive Offices)                (Zip Code)


     Registrant's telephone number, including area code    (441) 296-8600
                                                           --------------

                                NOT APPLICABLE
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

Item 2.        Acquisition or Disposition of Assets.

          On January 10, 2001, Global Crossing Ltd. completed the sale of its GlobalCenter web hosting business to Exodus Communications, Inc. ("Exodus") in exchange for shares of common stock, par value $0.001, of Exodus ("Exodus Common Stock"). The sale of GlobalCenter resulted from the consummation of the Agreement and Plan of Merger, dated as of September 28, 2000 (the "Merger Agreement"), among Global Crossing North America, Inc., an indirect wholly-owned subsidiary of Global Crossing Ltd. ("GCNA"), Global Crossing GlobalCenter Holdings, Inc., an indirect wholly-owned subsidiary of GCNA, ("GCG"), GlobalCenter Holding Co., a wholly-owned subsidiary of GCG ("GCH"), GlobalCenter Inc., a wholly-owned subsidiary of GCH ("GlobalCenter"), Exodus and Einstein Acquisition Corp., a wholly-owned subsidiary of Exodus. Pursuant to the consummation of the merger contemplated by the Merger Agreement (the "Merger"), GCG received 108,157,200 shares of Exodus Common Stock, which represented approximately 20.0% of the outstanding common stock of Exodus at the effective time of the Merger (the "Effective Time"). Pursuant to the Merger, GCH became a subsidiary of Exodus. As of January 10, 2001, the value of the transaction to Global Crossing Ltd. was approximately $1.91 billion. A copy of the Merger Agreement is filed as Exhibit 1 hereto and is incorporated herein by reference.

          Concurrently with and pursuant to the Merger Agreement, Global Crossing Ltd., GCG and Exodus entered into a Stockholder Agreement, dated as of September 28, 2000 (the "Stockholder Agreement"), and a Registration Rights Agreement, dated as of September 28, 2000 (the "Registration Rights Agreement"). Under the Stockholder Agreement, a subsidiary of Global Crossing Ltd. has the right to designate one nominee for election to the board of directors of Exodus. The initial nominee was Thomas Casey, Chief Executive Officer of Global Crossing Ltd. This right will terminate if at any time Global Crossing Ltd. and its subsidiaries beneficially own in the aggregate less than 10% of the total voting power of Exodus. In addition, except for a few circumstances, Global Crossing Ltd. and its subsidiaries have agreed to vote their shares of Exodus Common Stock either in the manner recommended by the board of directors of Exodus or in the same proportion as all votes cast by disinterested shareholders. The Registrant and its subsidiaries have also agreed to certain standstill provisions regarding Exodus common stock and have agreed, subject to a few exceptions, not to sell or transfer any shares of Exodus common stock until after the first anniversary of the effective date of the merger.

          Under the Registration Rights Agreement, Global Crossing Ltd. or its affiliates will be entitled to offer for sale registrable shares of Exodus pursuant to a shelf registration statement that Exodus has agreed to file with the SEC within four months after the effective time of the merger. In addition, Exodus has agreed that, anytime after the first anniversary of the effective time of the merger, Global Crossing Ltd. will have the right, subject to certain exceptions, to ask Exodus to register its shares if and when Exodus offers any of its shares of common stock for sale in an underwritten offering. Exodus may suspend an offering of securities under circumstances delineated in the Registration Rights Agreement. Copies of the Stockholder Agreement and Registration Rights Agreement are filed Exhibits 2 and 3 hereto, respectively, and are incorporated herein by reference.

          On September 28, 2000, as a condition precedent to Global Crossing Ltd. and Exodus entering into the Merger Agreement, Global Crossing Ltd. and Exodus entered into a Network

Services, Marketing and Cooperation Agreement. Pursuant to this agreement, for a period of 10 years, Exodus has agreed to promote Global Crossing Ltd. and its subsidiaries and affiliates as the primary provider of network services for its network operations. Exodus has also agreed to purchase 50% or more of its future network needs outside of Asia from Global Crossing Ltd. In return, Global Crossing Ltd. has agreed to use Exodus and its affiliates as Global Crossing Ltd.'s and its affiliates' exclusive provider of internet Web hosting services for a period of two years after the closing of the Merger and have also agreed to provide Exodus with preferred pricing on all network services and assets offered by Global Crossing Ltd., including circuits, indefeasible rights of use and dark fiber. Exodus entered into a separate Network Services, Marketing and Cooperation Agreement with Asia Global Crossing Ltd., an affiliate of Global Crossing Ltd., with respect to network services within Asia.

     A copy of Global Crossing Ltd.'s press release, dated January 10, 2001, announcing the consummation of the Merger is filed as Exhibit 99 hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements.

Not applicable.

(b)  Pro Forma Financial Information.

(1)  Pro Forma Financial Information of Global Crossing Ltd.

                             GLOBAL CROSSING LTD.
                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements of Global Crossing Ltd. have been prepared to demonstrate how it might have looked if (1) the Global Marine Systems acquisition and related financing, (2) the Frontier Corporation acquisition and the subsequent (currently pending) sale of the ILEC business, (3) the Racal Telecom acquisition and related financing, (4) the Hutchison Global Crossing joint venture, including the related issuance of the 6 3/8% cumulative convertible preferred stock, series B, of Global Crossing Ltd., (5) the IPC and IXnet acquisitions, (6) the offering of our 6 3/8% cumulative convertible preferred stock completed on November 5, 1999,
(7) the offering of the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings completed on November 19, 1999, (8) the offering of our 7% cumulative convertible preferred stock completed on December 15, 1999, (9) the offering of our 6 3/4% cumulative convertible preferred stock and 21,673,706 shares of our common stock completed on April 14, 2000 and (10) the sale of the GlobalCenter web hosting subsidiary, had been completed as of the date or at the beginning of the period presented, which we refer to as Global Crossing Pro Forma. The pro forma information does not give effect to:
(1) the October 2000 Global Crossing Ltd. repayment of the $755 million of borrowings remaining outstanding under credit facilities incurred in connection with its purchase of Racal Telecom, (2) the new $1 billion debt facility entered into on the same date by Frontier Subsidiary Telco Inc. and used as the source of funds for the repayment, (3) the October 2000 initial public offering by Asia Global Crossing Ltd. of 68.5 million shares of its common stock at $7.00 per share, which reduced Global Crossing Ltd.'s ownership interest in Asia Global Crossing Ltd. to 56.9%, (4) the offering by Asia Global Crossing Ltd. of its 13.375% Senior Notes due 2010 issued on the date of the initial public offering resulting in $408 million of proceeds and (5) Global Crossing Ltd.'s contribution of its 50% interest in Hutchison Global Crossing Holdings Limited and 49% interest in Global Access Limited to Asia Global Crossing Ltd. concurrently with its initial public offering.

     The pro forma information, while helpful in illustrating the financial characteristics of the company under one set of assumptions does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the company, after affecting the transactions described above, would actually have performed had the transactions been reflected throughout these periods. If the transactions had actually occurred in prior periods, these companies and businesses might have performed differently. You should not rely on pro forma financial information as an indication of the future results that would have been achieved if the Global Marine Systems, Frontier Corporation, Racal Telecom, IPC and IXnet acquisitions, the Hutchison Global Crossing joint venture and the sale of the Company's ILEC business and its GlobalCenter web hosting subsidiary had taken place earlier or the future results that the company will experience after the completion of these transactions.

     In December 2000, Global Crossing Ltd. completed an internal reorganization of some of its subsidiaries. As part of this reorganization, Global Crossing Ltd. contributed to Global Crossing Holdings Ltd. its ownership of both Global Crossing North America Inc. (formerly Frontier Corporation) and its subsidiaries and IPC Information Systems, Inc. and its subsidiaries.

     The historical financial statements of Global Crossing Holdings Ltd. have not been retroactively restated to reflect this internal reorganization, which occurred subsequent to September 30, 2000. As a result of the internal reorganization, the restated Global Crossing Holdings Ltd. financial statements are substantially similar to those of Global Crossing Ltd. Therefore, the accompanying unaudited proforma condensed combined financial statements presented for Global Crossing Ltd. would have been substantially similar if presented for Global Crossing Holdings. Ltd.

     You should read these unaudited pro forma condensed combined financial statements in conjunction with the historical financial statements of Global Crossing Ltd. (as filed in the Company's Annual Report on Form 10-K/A in September 2000), Global Marine Systems, Frontier Corporation, Racal Telecom, HCL Holdings, IPC Communications, Inc. and IXnet, Inc., each of which have been previously filed with the Securities and Exchange Commission.

                        Pro Forma Global Crossing Ltd.
             Unaudited Pro Forma Condensed Combined Balance Sheet
                           as of September 30, 2000
                                (in thousands)


                                                                                      Global                         Global
                                                                                     Crossing        Global         Crossing
                                                                                    Historical     Center(2)      Pro Forma(4)
                                                                                 --------------  --------------  --------------
ASSETS
Current Assets:
  Cash, restricted cash and investments.......................................      $ 1,248,984     $   (11,210)    $ 1,237,774
  Accounts receivable, net....................................................          961,532         (57,601)        903,931
  Other assets and prepaid costs..............................................          412,441         (20,990)        391,451
                                                                                    -----------     -----------     -----------

    Total Current Assets......................................................        2,622,957         (89,801)      2,533,156
Restricted cash and cash equivalents..........................................           18,459              --          18,459
Accounts receivable...........................................................           27,497              --          27,497
Property and equipment, net...................................................        8,828,849        (358,149)      8,470,700
Goodwill and other intangibles, net...........................................       10,640,256      (1,188,320)      9,451,936
Investment in and advances to/from affiliates, net............................          605,101       1,896,960       2,502,061
Other assets, net.............................................................        1,389,014            (250)      1,388,764
Net assets of discontinued operations.........................................        2,473,451              --       2,473,451
                                                                                    -----------     -----------     -----------

    Total Assets..............................................................      $26,605,584     $   260,440     $26,866,024
                                                                                    ===========     ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accrued construction costs..................................................      $   665,983     $        --     $   665,983
  Accounts payable and accrued liabilities....................................        1,180,732         (87,082)      1,093,650
  Accrued interest and preferred dividends....................................          177,316              --         177,316
  Deferred revenue............................................................          230,549              --         230,549
  Income taxes payable........................................................               --              --              --
  Current portion of long term debt...........................................          773,411              --         773,411
  Other current liabilities...................................................           69,554         (17,538)         52,016

                                                                                    -----------     -----------     -----------
    Total Current Liabilities.................................................        3,097,545        (104,620)      2,992,925
  Long-term debt..............................................................        5,329,897              --       5,329,897
  Deferred revenue............................................................        1,163,424              --       1,163,424
  Deferred credits and other..................................................          912,864         (24,986)        887,878
                                                                                    -----------     -----------     -----------

    Total Liabilities.........................................................       10,503,730        (129,606)     10,374,124
                                                                                    -----------     -----------     -----------
MINORITY INTEREST.............................................................          497,722              --         497,722

                                                                                    -----------     -----------     -----------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK..............................................................        3,157,503              --       3,157,503

                                                                                    -----------     -----------     -----------
SHAREHOLDERS' EQUITY:
  Common stock................................................................            9,048              --           9,048
  Treasury stock..............................................................         (209,415)             --        (209,415)
  Other shareholders' equity..................................................       14,058,893              --      14,058,893
  Accumulated deficit.........................................................       (1,411,897)        390,046      (1,021,851)

                                                                                    -----------     -----------     -----------
                                                                                     12,446,629         390,046      12,836,675

                                                                                    -----------     -----------     -----------
    Total Liabilities and Shareholders' Equity................................      $26,605,584     $   260,440     $26,866,024
                                                                                    ===========     ===========     ===========

                        Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations

                 For the nine months ended September 30, 2000
              (in thousands, except share and per share amounts)

                                                                          Global
                                                                         Crossing                                        Global
                                                                        Historical                      Intercompany    Crossing
                                                                       Pro Forma(1)   GlobalCenter(2)   Eliminations   Pro Forma(4)
                                                                       ------------   ---------------   ------------ ---------------
Revenue                                                                    $  3,032,650    $ (136,595)      $  2,617   $  2,898,672
                                                                            ------------    ---------       --------   ------------
Expenses:
  Operating, selling, general and administrative  ......................      3,228,444      (199,519)        15,505      3,044,430
  Merger related expenses  .............................................         23,288            --             --         23,288
  Depreciation and amortization  .......................................        409,066       (16,236)            --        392,830
  Goodwill and intangibles amortization  ...............................        704,308      (222,810)            --        481,498
                                                                           ------------     ---------       --------   ------------
                                                                              4,365,106      (438,565)        15,505      3,942,046
                                                                           ------------     ---------       --------   ------------
Operating loss  ........................................................     (1,332,456)      301,970        (12,888)    (1,043,374)
Equity in loss of affiliates  ..........................................        (30,186)          --              --        (30,186)
Minority interest  .....................................................         (5,990)          --              --         (5,990)
Other income (expense):
  Interest income  .....................................................         72,284           --              --         72,284
  Interest expense  ....................................................       (305,776)          --              --       (305,776)
  Other income (expense)  ..............................................        (24,655)         229              --        (24,426)
                                                                           ------------     --------        --------    ------------
Loss from continuing operations before provision for income taxes  .....     (1,626,779)     302,199         (12,888)    (1,337,468)
  Benefit for income taxes  ............................................        114,270      (33,189)             --         81,081
                                                                           ------------     --------        --------   ------------
Loss from continuing operations  .......................................     (1,512,509)     269,010         (12,888)    (1,256,387)
 Preferred stock dividends  ............................................       (181,462)          --              --       (181,462)
 Charge for conversion of preferred shares  ............................        (92,277)          --              --        (92,277)
                                                                           ------------     --------       ---------   ------------
Net Loss from continuing operations applicable to common shareholders ..     (1,786,248)     269,010      ($  12,888)  $(1,530,126)
                                                                           ============     ========       =========   ============
Loss per common share:
  Loss from continuing operations applicable to common shareholders
    Basic and diluted  .................................................        $ (2.05)                                     $(1.76)
                                                                           ============                                 ===========
  Shares used in computing information applicable to common shareholders
    Basic and diluted  .................................................    870,814,168                                 870,814,168
                                                                           ============                                ============

                        Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations

                     For the year ended December 31, 1999
              (in thousands, except share and per share amounts)


                                                                         Global
                                                                        Crossing                                        Global
                                                                       Historical     Global Center   Intercompany     Crossing
                                                                      Pro Forma(1)    Pro Forma (3)   Eliminations   Pro Forma(4)
                                                                      ------------    --------------  -------------  ------------
Revenue                                                                $  3,765,588         $ (70,903)   $        --   $  3,694,685

                                                                       ------------         ---------    -----------   ------------
Expenses:
  Operating, selling, general and administrative....................      3,383,505          (100,300)         9,307      3,292,512
  Merger related expenses...........................................         99,119                --             --         99,119
  Depreciation and amortization.....................................        266,618            (6,155)            --        260,463
  Goodwill and intangibles amortization.............................        933,813           (75,244)            --        858,569

                                                                       ------------         ---------    -----------   ------------
                                                                          4,683,055          (181,699)         9,307      4,510,663

                                                                       ------------         ---------    -----------   ------------
Operating loss......................................................       (917,467)          110,796         (9,307)      (815,978)
Equity in loss of affiliates........................................           (143)               --             --           (143)
Minority interest...................................................         (1,338)               --             --         (1,338)
Other income (expense):                                                                                           --
  Interest income...................................................         58,649                --             --         58,649
  Interest expense..................................................       (516,147)               --             --       (516,147)
  Other income......................................................        176,667               (70)            --        176,597

                                                                       ------------         ---------    -----------   ------------
Loss from continuing operations before provision for income taxes...     (1,199,779)          110,726         (9,307)    (1,098,360)
  Provision for income taxes........................................        (49,576)          (14,780)            --        (64,356)
                                                                       ------------         ---------     ----------   ------------
Loss from continuing operations.....................................     (1,249,355)           95,946         (9,307)    (1,162,716)
 Preferred stock dividends..........................................       (278,732)               --             --       (278,732)

                                                                       ------------         ---------     ----------   ------------
Loss from continuing operations applicable to common
 Shareholders.......................................................   $ (1,528,087)        $  95,946        $(9,307)  $ (1,441,448)

                                                                       ============         =========     ==========   ============
Loss per common share:
  Income (loss) from continuing operations applicable to common shareholders
    Basic and diluted...............................................   $      (1.81)                                   $      (1.70)

                                                                       ============                                    ============
  Shares used in computing information applicable to common
   shareholders
    Basic and diluted...............................................    846,438,857                                     846,438,857

                                                                       ============                                    ============

                        Pro Forma Global Crossing Ltd.

     Notes to Unaudited Pro Forma Condensed Combined Financial Statements


(1) This column represents the unaudited pro forma condensed combined financial information of Global Crossing, Global Marine Systems, Frontier (including the GlobalCenter web hosting subsidiary and as adjusted for the sale of the ILEC business), Racal Telecom, the Hutchison Global Crossing joint venture, IPC Communications, Inc. and IXnet Inc., which we refer to as ``Global Crossing Historical Pro Forma,'' and has been prepared to demonstrate how these companies or businesses might have looked if (1) the Global Marine Systems acquisition and related financing, (2) the Frontier Corporation acquisition and the subsequent sale of the ILEC business, (3) the Racal Telecom acquisition and related financing, (4) the Hutchison Global Crossing joint venture, including the related issuance of the 6 3/8% cumulative convertible preferred stock, series B, of Global Crossing, (5) the IPC Communications, Inc. and IXnet, Inc. acquisitions, (6) the offering of Global Crossing's 6 3/8% cumulative convertible preferred stock completed on November 5, 1999, (7) the offering of the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings completed on November 19, 1999, (8) the offering of Global Crossing's 7% cumulative convertible preferred stock completed on December 15, 1999 had been completed as of the date or at the beginning of the period presented and (9) the offering of our 6 3/4% cumulative convertible preferred stock and 21,673,706 shares of our common stock completed on April 14, 2000 had been completed as of the date or at the beginning of the period presented. The calculations performed to derive the Global Crossing Historical Pro Forma financial information are presented below

(2) This column(s) reflects the disposition of the historical financial position and results of operations of the GlobalCenter web hosting subsidiary as of and for the nine months ended September 30, 2000. This column, on the balance sheet only, also reflects the Global Crossing 20% ownership investment in Exodus Communications, Inc. common stock, received through the sale, valued at approximately $1.9 billion. Although the accounting for this transaction has not yet been completed, the estimated gain on this transaction is approximately $200 million, net of tax. We did not reflect our 20% share in the net losses of Exodus ($607 million for the nine months ended September 30, 2000 and $643 million for the year ended December 31, 1999, proform for the Global Center acquisition as of January 1, 1999 in the Global Crossing pro forma results, which will occur effective with this transaction.

(3) This column reflects the disposition of the GlobalCenter web hosting subsidiary as if it had occurred on January 1, 1999.

(4) This column represents the unaudited pro forma condensed combined financial information of Global Crossing ("Global Crossing Pro Forma").

                         Pro Forma Global Crossing Ltd.
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)

                   Historical Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations
                  For the nine months ended September 30, 2000
             (In thousands, except share and per share information)

                                                                                                                  Global
                                                   Global                                                        Crossing
                                                  Crossing        IPC/IXnet      Pro Forma       Financing      Historical
                                                Historical(C)   Historical(D)  Adjustments(A)  Adjustments(B)    Pro Forma
                                               ---------------  -------------  --------------  --------------  -------------

Revenue                                               $  2,864,186       $168,464       $      --        $     --     $  3,032,650

                                                      ------------       --------       ---------     -----------     ------------
Expenses:
  Operations, selling, general and
    Administrative...............................        3,032,111        196,333              --              --        3,228,444
  Merger related expenses........................               --         23,288              --              --           23,288
  Depreciation and amortization..................          391,038         18,028              --              --          409,066
  Goodwill and intangibles
    amortization.................................          548,464          5,484          (5,484)             --          704,308
                                                                --             --         155,844              --               --

                                                      ------------       --------       ---------     -----------     ------------
                                                         3,971,613        243,133         150,360              --        4,365,106

                                                      ------------       --------       ---------     -----------     ------------

Operating income (loss)..........................       (1,107,427)       (74,669)       (150,360)             --       (1,332,456)
Equity in loss of affiliates.....................          (30,186)                                                        (30,186)
Minority interest................................           (5,990)        11,278         (11,278)             --           (5,990)

Other income (expense):
  Interest income................................           71,309            975                                           72,284
  Interest expense...............................         (290,240)       (15,536)             --              --         (305,776)
  Other income (expense).........................          (23,916)          (739)             --              --          (24,655)

                                                      ------------       --------       ---------     -----------     ------------
Income (loss) from continuing
 operations before provision of income...........       (1,386,450)       (78,691)       (161,638)             --       (1,626,779)
  taxes
  Benefit (Provision) for income taxes...........          116,913         (2,643)             --              --          114,270

                                                      ------------       --------       ---------     -----------     ------------
Income (loss) from continuing
 Operations......................................       (1,269,537)       (81,334)       (161,638)             --       (1,512,509)
  Preferred stock dividends......................         (162,056)            --              --         (19,406)        (181,462)
  Charge for conversion of preferred
    Shares.......................................          (92,277)            --              --              --          (92,277)

                                                      ------------       --------       ---------     -----------     ------------
Income (loss) from continuing operations
               applicable to common
 shareholders....................................     $ (1,523,870)      $(81,334)      $(161,638)       $(19,406)    $ (1,786,248)
                                                      ============       ========       =========     ===========     ============
Income (loss) per common share:
 Income (loss) from continuing operations
           applicable to common shareholders:
                Basic and diluted................     $      (1.75)                                                         $(2.05)

                                                      ============                                                    ============
Shares used in computing information
        applicable to common shareholders:
     Basic and diluted...........................      870,814,168                                                     870,814,168

                                                      ============                                                    ============

                        Pro Forma Global Crossing Ltd.
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)
                         -----------------------------
                   Historical Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations
                     For the year ended December 31, 1999
              (in thousands, except share and per share amounts)

                                                                                                                      Hutchison
                                                      Global        Global Marine      Pro Forma         Racal          Global
                                                     Crossing          Systems          Frontier        Telecom        Crossing
                                                   Historical(E)    Historical(F)    Historical(G)   Historical(H)  Adjustments(I)
                                                  ---------------  ----------------  --------------  -------------  --------------
Revenue..........................................    $  1,478,903          $173,498      $1,452,246       $306,019        $     --

                                                     ------------          --------      ----------       --------     -----------
Expenses:
 Operating, selling, general and
    administrative...............................       1,329,055           127,165       1,306,478        286,442              --
 Merger related expenses.........................              --                --          74,519         24,600              --
 Depreciation and amortization...................          86,417            12,817          91,305         52,716              --
 Goodwill amortization...........................         149,489               812          25,749             --              --







                                                     ------------          --------      ----------       --------     -----------
                                                        1,564,961           140,794       1,498,051        363,758              --

                                                     ------------          --------      ----------       --------     -----------
 Operating income (loss).........................         (86,058)           32,704         (45,805)       (57,739)             --
 Equity in income (loss) of affiliates...........          15,708             4,539          17,235           (560)        (15,825)
                                                                                                                           (21,240)
 Minority interest...............................          (1,338)               --              --             --              --
Other Income (Expenses):
 Interest expense................................        (137,011)           (6,869)        (43,394)       (30,908)             --

 Interest income.................................          61,235               511          (6,953)         3,856              --
 Other income (expenses).........................         181,480               143          (5,894)           369              --

                                                     ------------          --------      ----------       --------     -----------
Income (loss) from continuing operations
    before provision for income
 taxes...........................................          34,016            31,028         (84,811)       (84,982)        (37,065)
 (Provision) benefit for income taxes............        (102,813)          (11,885)         20,170         30,116              --


                                                     ------------          --------      ----------       --------     -----------
Income (loss) from continuing operations.........         (68,797)           19,143         (64,641)       (54,866)        (37,065)

 Preferred stock dividends.......................         (66,642)               --            (510)            --         (25,529)

                                                     ------------          --------      ----------       --------     -----------
Income (loss) from continuing operations
applicable to common shareholders................    $   (135,439)         $ 19,143      $  (65,151)      $(54,866)       $(62,594)

                                                     ============          ========      ==========       ========     ===========
Loss per common share:
 Loss applicable to common shareholders
    from continuing
  Operations.....................................
  Basic and diluted..............................          $(0.27)

                                                     ============
 Shares used in computing information
    applicable to common
  Shareholders
  Basic and diluted..............................     502,400,851

                                                     ============

                                                                                                                Global
                                                                                                               Crossing
                                                     IPC/IXnet        Financing            Pro Forma          Historical
                                                   Historical(J)     Adjustments           Adjustments        Pro Forma
                                                   -------------     ------------          -----------        ------------
Revenue..........................................       $354,922        $      --           $      --         $ 3,765,588

                                                        --------        ---------          ----------         -----------
Expenses:
 Operating, selling, general and
    administrative...............................        334,365               --                  --           3,383,505
 Merger related expenses.........................             --               --                  --              99,119
 Depreciation and amortization...................         23,363               --                  --             266,618
 Goodwill amortization...........................         11,869               --                (812)(K)         933,813
                                                                                               19,690 (K)
                                                                                              (25,749)(L)
                                                                                              371,511 (L)
                                                                                               55,843 (M)
                                                                                              (11,869)(A)
                                                                                              337,280 (A)

                                                        --------        ---------          ----------         -----------
                                                         369,597               --             745,894           4,683,055

                                                        --------        ---------          ----------         -----------
 Operating income (loss).........................        (14,675)              --            (745,894)           (917,467)
 Equity in income (loss) of affiliates...........             --               --                  --                (143)
 Minority interest...............................          4,962               --              (4,962)(A)          (1,338)
Other Income (Expenses):
 Interest expense................................        (27,863)          93,577(O)          (24,000)(N)        (516,147)
                                                                         (243,316)(O)         (96,363)(P)
 Interest income.................................             --               --                  --              58,649
 Other income (expenses).........................            569               --                  --             176,667

                                                        --------        ---------          ----------         -----------
Income (loss) from continuing operations
    before provision for income..................                        (149,739)
 taxes...........................................        (37,007)                            (871,219)         (1,199,779)
 (Provision) benefit for income taxes............         (8,279)          (7,200)(O)          23,115 (Q)         (49,576)
                                                                                                7,200 (R)

                                                        --------        ---------          ----------         -----------
Income (loss) from continuing operations.........        (45,286)        (156,939)           (840,904)         (1,249,355)

 Preferred stock dividends.......................             --          (77,625)(B)             510 (S)        (278,732)
                                                                         (108,936)(O)
                                                        --------        ---------          ----------         -----------
Income (loss) from continuing operations
applicable to common shareholders................       $(45,286)       $(343,500)         $ (840,394)        $(1,528,087)

                                                        ========        =========          ==========         ===========
Loss per common share:
 Loss applicable to common shareholders
    from continuing
  Operations
  Basic and diluted..............................                                                          $     (1.81)

                                                                                                           ===========
 Shares used in computing information
    applicable to common
  Shareholders
  Basic and diluted..............................                                                          846,438,857 (T)

                        Pro Forma Global Crossing Ltd.

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                 (Continued)

(A) These adjustments reflect the elimination of IPC shareholders' equity accounts, the minority interest related to the shares of Ixnet not owned by IPC, historic goodwill amortization and goodwill amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the IPC/IXnet acquisition. The preliminary goodwill is calculated as follows (in thousands, except exchange ratios and share prices):

    Shares of IXnet common stock outstanding at
    June 14, 2000..........................................................      51,148
    Less Shares held by IPC................................................     (43,100)
                                                                              ---------
    Shares of IXnet to be exchanged........................................       8,048
    IXnet exchange ratio...................................................       1.184
                                                                              ---------
    Shares of Global Crossing to be issued to IXnet shareholders...........                       9,529
    Shares of IPC common stock outstanding at June 14, 2000................       8,990
    IPC exchange ratio.....................................................       5.417
                                                                              ---------
    Shares of Global Crossing to be issued to IPC shareholders.............
                                                                                                 48,699
                                                                                              ---------
    Total shares of Global Crossing to be issued...........................                      58,228
    Global Crossing market price at agreement date.........................                  $    49.77
                                                                                              ---------
                                                                                              2,898,008
    Acceleration of stock option vesting...................................                     345,763
    Tax benefit related to the vesting of Stock options....................                    (147,770)
    Estimated Global Crossing transaction costs............................
                                                                                                 30,000
                                                                                              ---------
    Estimated total consideration..........................................                   3,126,001
    Historical net book value of IPC:
    Historical IPC net liabilities at June 14, 2000........................    $155,705
    Historical goodwill and other intangibles..............................      88,097
    Estimated IPC and IXnet transaction costs..............................       3,000
                                                                               --------
                                                                                                246,802
                                                                                             ----------
    Preliminary goodwill...................................................                  $3,372,803
                                                                                             ==========



    Global Crossing issued approximately 58,228,000 shares of its common stock, at a ratio of 1.184 shares of Global Crossing common stock for each share of IXnet common stock not owned by IPC and 5.417 shares of Global Crossing common stock for each share of IPC common stock. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired (and their related useful lives) may change. Goodwill associated with the transaction is currently anticipated to be amortized over a 10-year life.

(B) These adjustments represent the issuance of 4,600,000 shares of Global Crossing 6 3/4% cumulative convertible preferred stock and related dividends and 21,673,706 shares of Global Crossing common stock in April 2000.

(C) This column represents the results of operations of Global Crossing Ltd. for the nine months ended September 30, 2000 including the results of Global Marine Systems, Frontier Corporation and Racal Telecom operations for the same period, the Hutchison joint venture for the period from January 12, 2000 to September 30, 2000 and IPC including the results of its subsidiary, IXnet, from June 14 to September 30, 2000.

(D) This column represents the results of operations of IPC, including the results of its subsidiary, IXnet, from January 1, 2000 to June 13, 2000.

                        Pro Forma Global Crossing Ltd.

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)


(E) This column represents the historical results of operations for the year ended December 31, 1999, including the results of Global Marine Systems operations for the six months ended December 31, 1999, the results of Frontier operations for the three months ended December 31, 1999 and the results of Racal Telecom operations for the period from November 24, 1999 to December 31, 1999.

(F) This column represents the historical results of operations of Global Marine Systems for the six months ended June 30, 1999.

(G) This column represents Frontier Corporation's historical results of operations for the nine months ended September 30, 1999, as adjusted for the sale of the ILEC business.

                        Pro Forma Frontier Corporation
        Unaudited Pro Forma Condensed Combined Statements of Operations
                 For the nine months ended September 30, 1999
                                (In thousands)

                                                                             Frontier           ILEC          Frontier
                                                                          Historical(i)    Historical(ii)    Pro Forma
                                                                         ----------------  --------------  --------------
  Revenue.............................................................      $1,995,556         $(543,310)     $1,452,246
                                                                            ----------         ---------      ----------
  Expenses:
     Operations, selling, general and administrative..................       1,561,646          (255,168)      1,306,478
     Merger related expenses..........................................          74,519                --          74,519
     Depreciation and amortization....................................         173,600           (82,295)         91,305
     Goodwill and intangibles amortization............................          25,749                --          25,749
                                                                            ----------         ---------      ----------
                                                                             1,835,514          (337,463)      1,498,051
                                                                            ----------         ---------      ----------

  Operating income (loss).............................................         160,042          (205,847)        (45,805)
  Equity in income of affiliates......................................          17,235                            17,235
  Minority interest...................................................              --                --              --

  Other income (expense):
     Interest income..................................................           4,754           (11,707)         (6,953)
     Interest expense.................................................         (48,739)            5,345         (43,394)
     Other income (expense)...........................................          (2,346)           (3,548)         (5,894)
                                                                            ----------         ---------      ----------
  Income (loss) from continuing operations before provision of
    income taxes......................................................         130,946          (215,757)        (84,811)
     Provision for income taxes.......................................         (77,181)           97,351          20,170
                                                                            ----------         ---------      ----------
  Income (loss) from continuing operations............................          53,765          (118,406)        (64,641)
     Preferred stock dividends........................................            (510)               --            (510)
                                                                            ----------         ---------      ----------
  Income (loss) from continuing operations applicable to common
    Shareholders......................................................      $   53,255         $(118,406)     $  (65,151)
                                                                            ==========         =========      ==========

    (i) This column represents Frontier's historical results of operations for the nine months ended September 30, 1999.

    (ii) This column represents the historical results of operations of the Incumbent Local Exchange Carrier ("ILEC") business acquired in connection with the acquisition of Frontier Corporation for the nine months ended September 30, 1999, which is anticipated to be sold to Citizens Communications.

                        Pro Forma Global Crossing Ltd.
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)


(H) This column represents Racal Telecom's results from operations from January 1, 1999 to November 23, 1999, after giving effect to pro forma adjustments to present these statements in accordance with United States GAAP, to reflect the disposal of the Racal Translink and Racal Fieldforce divisions of Racal Telecommunications Limited (which Global Crossing did not acquire) and to reflect the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions. Global Crossing summarizes these adjustments in the table below:



                            Racal Telecom Pro Forma
        Unaudited Pro Forma Condensed Combined Statements of Operations

           For the period from January 1, 1999 to November 23, 1999
                                (in thousands)

                                                                                           US GAAP and         Racal
                                                                       BV Acquisition      Accounting         Telecom       Racal
                                                                       and Carve-Out         Policy           Interim      Telecom
                                                       Historical (i)   Adjustments       Adjustments (iv)   Period (v)   Pro Forma
                                                      ------------    ----------------   ----------------   ----------   ----------
  Revenue............................................    $390,578     $    (110,354)(iii)    $(22,447)       $ 47,937     $306,019
                                                                                305 (ii)
                                                      -----------     -------------------  --------------   ----------   ----------
  Expenses
    Operating, selling, general and administrative...     355,110           (99,595)(iii)       1,737          53,544      311,042
                                                                                246 (ii)
    Depreciation and amortization....................      61,774           (11,978)(iii)      (3,340)          6,265       52,716
                                                                                 (5)(ii)
                                                      -----------     -------------------  --------------     ---------  ----------
                                                          416,884          (111,332)           (1,603)         59,809      363,758
                                                      -----------     -------------------   -------------     ---------  ----------
  Operating income (loss)............................     (26,306)            1,283           (20,844)        (11,872)     (57,739)
  Equity in income (loss) of affiliates..............        (560)               --                --              --         (560)
  Other income (expense):
    Interest expense.................................     (30,905)               (3)(ii)           --              --      (30,908)
    Interest income..................................          --             3,089 (iii)          --             767        3,856
    Other income (expense)...........................      76,390           (76,021)(iii)          --              --          369
                                                      -----------     -------------------  --------------     ---------  ----------
  Income (loss) before extraordinary item, taxes and
    cumulative effect of changes in accounting
    principle........................................      18,619           (71,652)          (20,844)        (11,105)     (84,982)
     (Provision) benefit for income taxes............       3,563               (70)(ii)       18,918           7,705       30,116
                                                      -----------     -------------------  --------------     ---------  ----------
  Income (loss) before extraordinary item and
    cumulative effect of changes in accounting
    principle........................................    $ 22,182     $     (71,722)         $ (1,926)     $   (3,400)    $(54,866)
                                                      ===========     ===================  ==============   ==========   ==========

                        Pro Forma Global Crossing Ltd.
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)

                            Racal Telecom Pro Forma
        Unaudited Pro Forma Condensed Combined Statements of Operations

           For the period from January 1, 1999 to November 23, 1999
                                (in thousands)

   (i) This column represents the combined historical results of operations of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc., which we refer to as "Racal Telecom", in accordance with United Kingdom GAAP translated into United States dollars for the 41 weeks ended October 15, 1999.

   (ii) Global Crossing is treated as having acquired the business and assets of Racal Network Services BV as that company was in the process of being reorganized into Racal Telecommunications Networks Limited in the course of 1999. These adjustments reflect the financial position and results of operations of Racal Network Services BV as if this transaction had been completed as of the dates or at the beginning of the periods presented.

   (iii) In July 1999, the Racal Telecom business was separated into three divisions: Racal Telecom, Racal Translink and Racal Fieldforce. On October 1, 1999, the Racal Translink and Racal Fieldforce businesses were sold to another company within the Racal Electronics plc group. This adjustment eliminates the results of operations of Racal Translink and Racal Fieldforce, reflects the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions and adjusts the profit on disposal of these operations. No taxation liabilities were incurred on the disposal as this disposal was to another Racal Electronics plc group company.

   (iv) The Racal Telecom combined financial statements are prepared in accordance with United Kingdom GAAP which differ in certain material respects from United States GAAP. The differences that are material are disclosed in the notes to the combined financial statements, incorporated by reference. In addition, an adjustment has been made to treat sales of dark fiber made by Racal Telecom after July 1, 1999 as operating leases, recognizing income over the period of the service provision in accordance with FASB Interpretation No. 43.

   (v) This column represents Racal Telecom's historical results from October 16, 1999 to November 23, 1999.

                        Pro Forma Global Crossing Ltd.
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)

(I) On January 12, 2000, Global Crossing and Hutchison Whampoa Limited formed a joint venture called Hutchison Global Crossing. This joint venture is owned in equal parts by Global Crossing and Hutchison Whampoa. In exchange for its 50% interest, Hutchison Whampoa contributed to the joint venture its existing building-to-building fixed-line telecommunications network in Hong Kong and certain Internet-related assets previously held by Hutchison Telecommunications Limited. In exchange for its 50% interest, Global Crossing contributed to the joint venture international telecommunications capacity rights on its network and know-how related to Internet data centers valued at $350 million and $50 million in cash. In addition, Global Crossing issued to Hutchison Whampoa $400 million aggregate liquidation preference of Global Crossing's 6 3/8% cumulative convertible preferred stock, series B, convertible into Global Crossing common stock. The Hutchison Global Crossing joint venture is anticipated to be accounted for as an unconsolidated joint venture under the equity method of accounting.

                                                                                         (In thousands)
                                                                                  ---------------------------
     Total Consideration
          Cash contributed......................................................                    $  50,000
          6 3/8% Cumulative Convertible Preferred Stock, Series B...............                      400,000
          Estimated cost of capacity contributed................................                       83,800
          Global Crossing transaction costs.....................................                        5,000

                                                                                                     --------
     Total consideration........................................................                      538,800
     Less: Historical net tangible book value of HCL Holdings:
          Historical HCL Holdings net liabilities at December 31, 1999..........    $ (149,393)
          Cash contributed......................................................        50,000
          Estimated cost of capacity contributed................................        83,800

                                                                                      ---------
          Adjusted net tangible book value......................................       (15,593)
          50% ownership interest................................................         7,797

                                                                                      ---------
                                                                                                       (7,796)

                                                                                                     --------
     Total Goodwill.............................................................                    $ 546,596

                                                                                                     ========

     Global Crossing has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of those acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired and their useful lives may change. Global Crossing currently anticipates that goodwill associated with the transaction will be amortized over a 25-year life.

     These adjustments also include the assumed equity in the results of operations of Hutchison Global Crossing for the year ended December 31, 1999.

(J) This column represents the results of operations of IPC, including the results of its subsidiary, IXnet, for the year ended December 31, 1999.

(K) These adjustments reflect the reversal of historic goodwill amortization and goodwill amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Global Marine Systems acquisition, which Global Crossing has estimated to be approximately $693 million. Global Crossing is amortizing goodwill and other intangible assets on the straight-line method over 3-25 years.

                        Pro Forma Global Crossing Ltd.
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements--
                                  (Continued)

(L) These adjustments reflect the reversal of historic goodwill amortization and the goodwill amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Frontier merger, which Global Crossing has estimated to be approximately $7.7 billion. Global Crossing is amortizing goodwill and other intangible assets on a straight-line method over 6-25 years. The initial purchase price allocation is based on current estimates. Global Crossing will make the final purchase price allocation based upon final values for certain assets and liabilities. As a result, the final purchase price allocation may differ from the presented estimate.

(M) This adjustment reflects the amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Racal acquisition, which Global Crossing has estimated to be approximately $1.6 billion. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess of those acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired, and their related useful lives, may change. Global Crossing currently anticipates that goodwill associated with the transaction will be amortized over a 25 year life.

(N) This amount reflects the assumed interest expense, at an 8% interest rate, incurred on the $600 million debt assumed issued as of the earliest date presented in connection with the acquisition of Global Marine Systems.

(O) These adjustments represent the assumed interest expense, including amortization of deferred financing fees and the resulting tax adjustment, in connection with the issuance and assumed repayment of existing debt related to the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings, Global Crossing's 6 3/8% cumulative convertible preferred stock and Global Crossing's 7% cumulative convertible preferred stock. In connection with the issuance of the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings, Global Crossing incurred approximately $29.7 million in financing fees. The financing fees will be amortized over the life of the debt.

(P) This amount reflects the assumed interest expense, at a 9% interest rate, including the amortization of deferred financing fees, incurred on the $1.1 billion debt issued to finance the acquisition of Racal Telecom assumed issued as of the earliest date presented.

(Q) This adjustment represents the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Global Marine Systems.

(R) This adjustment represents the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Racal Telecom.

(S) This adjustment assumes that Frontier's preferred stock dividends would not have been incurred, as Frontier's preferred stock would have been redeemed as of the earliest date presented.

(T) Pro forma per share data are based on the number of shares of Global Crossing common stock that would have been outstanding had the Frontier merger, the IPC acquisition and the April 2000 issuance of common stock occurred at the earliest date presented. Global Crossing issued 355,181,000 shares in connection with the Frontier merger, 21,673,706 shares in connection with the April 2000 common stock issuance, and approximately 58,228,358 shares in connection with the IPC and IXnet acquisitions.

(c)  Exhibits.  The following exhibit is filed as part of this Current Report on
                Form 8-K:



       Exhibit Number                                   Exhibit
       --------------                                   -------

              1 Agreement and Plan of Merger, dated as of September 28, 2000, among Exodus Communications, Inc., Einstein Acquisition Corp., Global Crossing North America, Inc., Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co. and GlobalCenter Inc. (filed as Exhibit 2 to Global Crossing Ltd.'s Current Report on Form 8-K dated October 17, 2000 and incorporated herein by reference).

               2 Stockholder Agreement, dated as of September 28, 2000, among Exodus Communications, Inc., Global Crossing Ltd. and Global Crossing GlobalCenter Holdings Inc. (filed as Exhibit 2 to Global Crossing Ltd.'s For Notification by a Five Percent Owner of an Issue on
                                   Schedule 13-D dated January 22, 2001 and incorporated herein by reference).

                3 Registration Rights Agreement, dated as of September 28, 2000, by and among Exodus Communications, Inc., Global Crossing Ltd. and Global Crossing GlobalCenter Holdings, Inc. (filed as Exhibit 3 to Global Crossing Ltd.'s For Notification by a Five Percent Owner of an Issue on Schedule 13-D dated January 22, 2001 and incorporated herein by reference).

                99                 Press Release of Global Crossing Ltd., dated
                                   January 10, 2001.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GLOBAL CROSSING LTD.


Dated: January 25, 2001       By:    /s/ Dan Cohrs
                                     --------------------------------
                              Name:  Dan Cohrs
                              Title: Executive Vice President and
                                     Chief Financial Officer


                              GLOBAL CROSSING HOLDINGS LTD.


Dated: January 25, 2001       By:    /s/ Derek Winch
                                     --------------------------------
                              Name:  Derek Winch
                              Title: Controller

                                 EXHIBIT INDEX


     Exhibit Number                            Exhibit
     --------------                            -------

          1 Agreement and Plan of Merger, dated as of September 28, 2000, among Exodus Communications, Inc., Einstein Acquisition Corp., Global Crossing North America, Inc., Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co. and GlobalCenter Inc. (filed as Exhibit 2 to Global Crossing Ltd.'s Current Report on Form 8-K dated October 17, 2000 and incorporated herein by reference).

          2 Stockholder Agreement, dated as of September 28, 2000, among Exodus Communications, Inc., Global Crossing Ltd. and Global Crossing GlobalCenter Holdings Inc. (filed as Exhibit 2 to Global Crossing Ltd.'s For Notification by a Five Percent Owner of an Issue on Schedule 13-D dated January 22, 2001 and incorporated herein by reference).

          3 Registration Rights Agreement, dated as of September 28, 2000, by and among Exodus Communications, Inc., Global Crossing Ltd. and Global Crossing GlobalCenter Holdings, Inc. (filed as Exhibit 3 to Global Crossing Ltd.'s For Notification by a Five Percent Owner of an Issue on Schedule 13-D dated January 22, 2001 and incorporated herein by reference).

         99                       Press Release of Global Crossing Ltd., dated
                                  January 10, 2001.